Exhibit 10.2
XENCOR, INC.
CONSULTING AGREEMENT
Effective Date: June 6, 2025
This Consulting Agreement (the “Agreement”) is made as of the Effective Date set forth above by and between Xencor, Inc. (“Client”) and the consultant named on the signature page hereto (“Consultant”).
WHEREAS, Client and Consultant entered into and agreed to a consulting arrangement on June 6, 2025 for Consultant to provide business and corporate development services to Client in exchange for Client’s agreement to continue certain option vesting and option exercise periods during the term of the arrangement;
WHEREAS, Client and Consultant wish to document the arrangement in writing in a formal Consulting Agreement;
THEREFORE, for good and valuable consideration the sufficiency of which is acknowledged, the parties agree as follows:
1.Engagement of Services. Client may issue Project Assignments to Consultant in the form attached to this Agreement as Exhibit A (each, a “Project Assignment”). Subject to the terms of this Agreement, Consultant will render the services set forth in Project Assignment(s) accepted by Consultant (the “Services”) by the completion dates set forth therein. Except as otherwise provided in the applicable Project Assignment, Consultant will be free of control and direction from the Client (other than general oversight and control over the results of the Services), and will have exclusive control over the manner and means of performing the Services, including the choice of place and time. Consultant will provide, at Consultant’s own expense, a place of work and all equipment, tools and other materials necessary to complete the Services; however, to the extent necessary to facilitate performance of the Services, Client may, in its discretion, make certain of its equipment or facilities available to Consultant at Consultant’s request. While on the Client’s premises, Consultant agrees to comply with Client’s then-current access rules and procedures, including those related to safety, security and confidentiality. Consultant agrees and acknowledges that Consultant has no expectation of privacy with respect to Client’s telecommunications, networking or information processing systems (including stored computer files, email messages and voice messages) and that Consultant’s activities, including the sending or receiving of any files or messages, on or using those systems may be monitored, and the contents of such files and messages may be reviewed and disclosed, at any time, without notice.
2.Compensation. Client will provide the compensation, if any, set forth in each Project Assignment for Services rendered pursuant to this Agreement as Consultant’s sole compensation for such Services; it being expressly understood that except for the consideration set forth in Exhibit A, Client is not offering and Consultant is not relying on any additional compensation. Consultant will be reimbursed only for expenses that are expressly provided for in a Project Assignment or that have been approved in advance in writing by Client, provided Consultant has furnished such documentation for authorized expenses as Client may reasonably request.
3.Ownership of Work Product. Consultant hereby irrevocably assigns to Client all right, title and interest worldwide in and to any deliverables specified in a Project Assignment and to any ideas, concepts, processes, discoveries, developments, formulae, information, materials, improvements, designs, artwork, content, software programs, other copyrightable works, and any other work product created, conceived or developed by Consultant (whether alone or jointly with others) for Client during or before the term of this Agreement, including all copyrights, patents, trademarks, trade secrets, and other intellectual property rights therein (collectively, the “Work Product”). Consultant retains no rights to use the Work Product and agrees not to challenge the validity of Client’s ownership of the Work Product. Consultant agrees to execute, at Client’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment, including without limitation, any copyright assignment or patent assignment provided by the Client. Consultant hereby irrevocably appoints Client as Consultant’s attorney-in-fact for the purpose of executing such documents on Consultant’s behalf, which appointment is coupled with an interest. At Client’s request, Consultant will promptly record any such patent assignment with the United States Patent and Trademark Office. Client will reimburse Consultant for any reasonable out-of-pocket expenses actually incurred by Consultant in fulfilling its obligations under this section. Consultant will deliver each item of Work Product specified in each Project Assignment and disclose promptly in writing to Client all other Work Product.

4.Other Rights. If Consultant has any rights, including without limitation “artist’s rights” or “moral rights,” in the Work Product that cannot be assigned, Consultant hereby unconditionally and irrevocably grants to Client an exclusive (even as to Consultant), worldwide, fully paid and royalty-free, irrevocable, perpetual license, with rights to sublicense through multiple tiers of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any medium or format, whether now known or later developed. In the event that Consultant has any rights in the Work Product that cannot be assigned or licensed, Consultant unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Client or Client’s customers.
5.License to Preexisting IP. Consultant agrees not to use or incorporate into Work Product any intellectual property developed by any third party or by Consultant other than in the course of performing Services for Client (“Preexisting IP”) unless the Preexisting IP has been specifically identified and described in the applicable Project Assignment. In the event Consultant uses or incorporates Preexisting IP into Work Product, Consultant hereby grants to Client a non-exclusive, worldwide, fully-paid and royalty-free, irrevocable, perpetual license, with the right to sublicense through multiple tiers of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display in any medium or format, whether now known or later developed, such Preexisting IP incorporated or used in Work Product.
6.Representations and Warranties. Consultant represents and warrants that: (a) the Services will be performed in a professional manner and in accordance with the industry standards and the Work Product will comply with the requirements set forth in the applicable Project Assignment, (b) the Work Product will be an original work of Consultant, (c) Consultant has the right and unrestricted ability to assign the ownership of Work Product to Client as set forth in Section 3 (including without limitation the right to assign the ownership of any Work Product created by Consultant’s employees or contractors), (d) neither the Work Product nor any element thereof will infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law, (e) Consultant has an unqualified right to grant to Client the license to Preexisting IP set forth in Section 5, (f) none of the Work Product incorporates any software code licensed under the GNU General Public License or Lesser General Public License or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Client, except as expressly agreed by the Client in writing, and (g) Consultant will comply with all applicable federal, state, local and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions. Consultant further represents and warrants that Consultant is self-employed in an independently established trade, occupation, or business; maintains and operates a business that is separate and independent from Client’s business; holds himself or herself out to the public as independently competent and available to provide applicable services similar to the Services; has obtained and/or expects to obtain clients or customers other than Client for whom Consultant performs services; and will perform work for Client that Consultant understands is outside the usual course of Client’s business. Consultant agrees to indemnify and hold Client harmless from any and all damages, costs, claims, expenses or other liability (including reasonable attorneys’ fees) arising from or relating to the breach or alleged breach by Consultant of the representations and warranties set forth in this Section 6.
7.Independent Contractor Relationship. Consultant’s relationship with Client is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship between Client and any of Consultant’s employees or agents. Consultant is not authorized to make any representation, contract or commitment on behalf of Client. Consultant (if Consultant is an individual) and Consultant’s employees will not be entitled to any of the benefits that Client may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Because Consultant is an independent contractor, Client will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Consultant. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing Services under this Agreement. No part of Consultant’s compensation will be subject to withholding by Client for the payment of any social security, federal, state or any other employee payroll taxes. Client will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law. If, notwithstanding the foregoing, Consultant is reclassified as an employee of Client, or any affiliate of Client, by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Consultant agrees that Consultant will not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or retrospective basis, any employee benefits under any plans or programs established or maintained by Client.
8.Confidential Information. During the term of this Agreement and thereafter Consultant (i) will not use or permit the use of Client’s Confidential Information in any manner or for any purpose not expressly set forth in this Agreement, (ii) will hold such Confidential Information in confidence and protect it from unauthorized use and disclosure, and (iii) will not disclose such Confidential Information to any third parties except as set forth in this section and in Section 9 below. Consultant will protect Client’s Confidential Information from unauthorized use, access or disclosure in the same manner as Consultant protects its own confidential information of a similar nature, but in no event will it exercise less than reasonable care. Notwithstanding the foregoing or anything to the contrary in this Agreement or any other agreement between Client and Consultant, nothing in this Agreement shall limit Consultant’s right to report possible violations of law or regulation with any federal, state, or local government agency or to discuss the terms and conditions of Consultant’s engagement by Client to the extent that such disclosure is protected under applicable provisions of law or regulation, including but not limited to “whistleblower” statutes or other similar provisions that protect such disclosure. “Confidential Information” as used in this Agreement means all information disclosed by Client to Consultant, whether during or before the term of this Agreement, that is not generally known in the Client’s trade or industry and will include, without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of Client or its subsidiaries or affiliates; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; (d) existence of any business discussions, negotiations or agreements between the parties; and (e) any information regarding the skills and compensation of employees, contractors or other agents of Client or its subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Client or Consultant in the course of Client’s business. Confidential Information does not include information that (x) is or becomes a part of the public domain through no act or omission of Consultant, (y) is disclosed to Consultant by a third party without restrictions on disclosure, or (z) was in Consultant’s lawful possession without obligation of confidentiality prior to the disclosure and was not obtained by Consultant either directly or indirectly from Client. In addition, this section will not be construed to prohibit disclosure of Confidential Information to the extent that such disclosure is required by law or valid order of a court or other governmental authority; provided, however, that Consultant will first have given notice to Client and will have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued. All Confidential Information furnished to Consultant by Client is the sole and exclusive property of Client or its suppliers or customers. Upon request by Client, Consultant agrees to promptly deliver to Client the original and any copies of the Confidential Information. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), Consultant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
8.1Personal Information. With respect to any Confidential Information that constitutes personal data, personal information, personally identifiable information or similar information under applicable privacy or data security laws (collectively, “Personal Information”), Consultant shall not (i) sell Personal Information or (ii) retain, use or disclose Personal Information for any purpose other than the specific purpose of providing the Services. For the avoidance of doubt, the foregoing prohibits Consultant from “selling” Personal Information, as defined in the California Consumer Privacy Act of 2018 (as amended, the “CCPA”), and from retaining, using, or disclosing Personal Information outside of the direct business relationship between Consultant and Client or for a “commercial purpose” (as defined in the CCPA). Consultant hereby certifies that it understands the obligations under this Section 8.1 and will comply with them.
(a)Consultant shall use reasonable security measures appropriate to the nature of any Personal Information in its possession or control to protect the Personal Information from unauthorized access, destruction, use, modification, or disclosure.
(b)The parties acknowledge and agree that Consultant’s access to Personal Information is not part of the consideration exchanged by the parties in respect of the Agreement.
(c)If any individual contacts Consultant to make a request pertaining to their Personal Information, Consultant shall promptly forward the request to the Client and shall not respond to the individual except as instructed by Client. Consultant shall promptly take such actions and provide such information as Client may request to help Client fulfill requests of individuals to exercise their rights under the applicable privacy or data security laws, including, without limitation, requests to access, delete, opt-out of the sale of, or receive information about the processing of, Personal Information pertaining to them. Consultant agrees to cooperate with Client to further amend the Agreement as may be necessary to address compliance with applicable privacy or data security laws.
9.Consultant’s Employees, Consultants and Agents. Consultant shall have the right to disclose Confidential Information only to those of its employees, consultants, and agents who have a need to know such information for the purpose of performing Services and who have entered into a binding written agreement that is expressly for the benefit of Client and protects Client’s rights and interests in and to the Confidential Information to at least the same degree as this Agreement. Client reserves the right to refuse or limit Consultant’s use of any employee, consultant or agent or to require Consultant to remove any employee, consultant or agent already engaged in the performance of the Services. Client’s exercise of such right will in no way limit Consultant’s obligations under this Agreement.
10.No Conflict of Interest. During the term of this Agreement, Consultant will not accept work, enter into a contract, or accept an obligation from any third party, inconsistent or incompatible with Consultant’s obligations under this Agreement, or the scope of Services. Consultant warrants that there is no other contract or duty on its part inconsistent with this Agreement. Consultant agrees to indemnify Client from any and all loss or liability incurred by reason of the alleged breach by Consultant of any services agreement with any third party.
11.Term and Termination.
11.1Term. The term of this Agreement shall begin on the Effective Date set forth above and end on May 31, 2026 (the “Term”), unless earlier terminated as provided in this Agreement.
11.2Termination. Either party may terminate this Agreement for cause, at any time upon written notice to the other party. For purposes of termination for cause by Xencor, cause shall have the meaning set forth in Xencor’s 2013 and 2023 Equity Plans.
11.3Survival. The rights and obligations contained in Sections 3 (“Ownership of Work Product”), 4 (“Other Rights”), 5 (“License to Preexisting IP”), 6 (“Representations and Warranties”), 8 (“Confidential Information”), 13 (“Nonsolicitation”), 14 (“Agreement to Arbitrate All Disputes”), and 15 (“Other Provisions”) will survive any termination or expiration of this Agreement.
12.Noninterference with Business. Consultant agrees that during the Term of this Agreement, Consultant will not, without Client’s express written consent, either directly or indirectly engage in any employment or business activity that is competitive with, or would otherwise conflict with the Services rendered to, or that would otherwise interfere with the business of, the Client. Moreover, Consultant shall not disparage the Company or its officers, directors, employees, shareholders and agents in any manner likely to be harmful to its or their business, business reputation or personal reputation.
13.Nonsolicitation. Consultant agrees that during the Term of this Agreement, and for one year thereafter, Consultant will not either directly or indirectly, solicit or attempt to solicit any employee, independent contractor, or consultant of Client to terminate his, her or its relationship with Client in order to become an employee, consultant, or independent contractor to or for any other person or entity.
14.Return of Client Property. Consultant agrees that, upon termination, Consultant will perform a good faith search for, and return to Client, all Client documents (and all copies thereof) and other Client property in Consultant’s possession or control, including, but not limited to, Consultant’s files, correspondence, memoranda, notes, notebooks, drawings, books and records, plans, forecasts, reports, proposals, studies, agreements, financial information, personnel information, sales and marketing information, research and development information, systems information, specifications, computer-recorded information, tangible property and equipment, credit cards, entry cards, identification badges and keys, and any materials of any kind that contain or embody any proprietary or confidential information of Client (and all reproductions thereof in whole or in part).
15.Agreement to Arbitrate All Disputes.  To ensure the timely and economical resolution of disputes that may arise between Consultant and Client, both Consultant and Client mutually agree that pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16, and to the fullest extent permitted by applicable law, Consultant and Client will submit solely to final, binding and confidential arbitration any and all disputes, claims, or causes of action arising from or relating to:  (i)  the negotiation, execution, interpretation, performance, breach or enforcement of this Agreement; or (ii) Consultant’s relationship with Client (including but not limited to all statutory claims); or (iii) the termination of Consultant’s relationship with Client (including but not limited to all statutory claims).  BY AGREEING TO THIS ARBITRATION PROCEDURE, BOTH CONSULTANT AND CLIENT WAIVE THE RIGHT TO RESOLVE ANY SUCH DISPUTES THROUGH A TRIAL BY JURY OR JUDGE OR THROUGH AN ADMINISTRATIVE PROCEEDING.
15.1Arbitrator Authority.  The arbitrator shall have the sole and exclusive authority to determine whether a dispute, claim or cause of action is subject to arbitration under this Section and to determine any procedural questions which grow out of such disputes, claims or causes of action and bear on their final disposition.
15.2Individual Capacity Only.  All claims, disputes, or causes of action under this Section, whether by Consultant or Client, must be brought solely in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity.   The arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding.  To the extent that the preceding sentences in this paragraph are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class shall proceed in a court of law rather than by arbitration.
15.3Arbitration Process.  Any arbitration proceeding under this Section shall be presided over by a single arbitrator and conducted by JAMS, Inc. (“JAMS”) or its successor, under the then applicable JAMS Comprehensive Arbitration Rules & Procedures available upon request and also currently available at https://www.jamsadr.com/rules-comprehensive-arbitration/).  Consultant and Client both have the right to be represented by legal counsel at any arbitration proceeding, at each party’s own expense.  The location of the arbitration proceeding shall take place San Diego, California. The arbitrator shall: (i) have the authority to compel adequate discovery for the resolution of the dispute; (ii) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award; and (iii) be authorized to award any or all remedies that Consultant or Client would be entitled to seek in a court of law. Client shall pay all JAMS arbitration fees in excess of the amount of court fees that would be required of Consultant if the dispute were decided in a court of law.
15.4Excluded Claims.  This Section shall not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law (including, without limitation, claims brought pursuant to the California Private Attorneys General Act of 2004, as amended), to the extent such claims are not permitted by applicable law to be submitted to mandatory arbitration and such applicable law is not preempted by the Federal Arbitration Act or otherwise invalid (collectively, the “Excluded Claims”).  In the event Consultant intends to bring multiple claims, including one of the Excluded Claims listed above, the Excluded Claims may be filed with a court, while any other claims will remain subject to mandatory arbitration.
15.5Injunctive Relief and Final Orders.  Nothing in this Section is intended to prevent either Consultant or Client from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any final award in any arbitration proceeding hereunder may be entered as a judgment in the federal and state courts of any competent jurisdiction and enforced accordingly.

16.Other Provisions.
16.1Successors and Assigns. Consultant may not subcontract or otherwise delegate or assign this Agreement or any of its obligations under this Agreement without Client’s prior written consent. Any attempted assignment in violation of the foregoing will be null and void. Subject to the foregoing, this Agreement will be for the benefit of Client’s successors and assigns, and will be binding on Consultant’s assignees.
16.2Notices. Any notice required or permitted by this Agreement will be in writing and will be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice will be sent to the addresses set forth below or such other address as either party may specify in writing.
16.3Governing Law. This Agreement will be governed in all respects by the laws of the United States of America and by the laws of the State of California, without giving effect to any conflicts of laws principles that require the application of the law of a different jurisdiction.
16.4Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby.
16.5Waiver. The waiver by Client of a breach of any provision of this Agreement by Consultant will not operate or be construed as a waiver of any other or subsequent breach by Consultant.
16.6Injunctive Relief for Breach. Consultant’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Client for which there will be no adequate remedy at law; and, in the event of such breach, Client will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).
16.7Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by Consultant for Client; provided, however, that in the event of any conflict between the terms of this Agreement and any Project Assignment, the terms of the applicable Project Assignment will control, provided that the Project Assignment specifically calls out the applicable Section number of this Agreement to be superseded and has been signed by an authorized officer of Client. This Agreement may only be changed or amended by mutual agreement of authorized representatives of the parties in writing. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
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The parties have executed this Agreement as of the Effective Date.

CLIENT:

Xencor, Inc.

By:	/s/ Bassil Dahiyat

	Name:	Bassil Dahiyat
	Title:	President & CEO

Email:	***

Address:
465 N. Halstead, Suite 200 Pasadena, California 91107

CONSULTANT:

/s/ Nancy Valente
Nancy Valente

Email: ***

Address: ***
***

EXHIBIT A
Project Assignment Under Consulting Agreement
Dated: June 6, 2025
Services:
Consultant will provide clinical development consulting and advisory services to Xencor (the “Services”). We anticipate this to include advising on oncology program strategy, providing input at key governance meetings, and serving as a resource to clinical development leadership.
Schedule Of Work:
Consultant shall provide Services from time to time as requested by Xencor.
Fees And Reimbursement:
Client will pay a monthly retainer in the amount of $7,500 for Services performed.

As consideration for the Services, Client will consider the period during which Consultant provides Services to Client under this Consulting Agreement to be “Continuous Service” for purposes of Client’s 2013 Equity Incentive Plan and/or the 2023 Equity Incentive Plan (the “Equity Plans”), and therefore Consultant’s outstanding equity awards will continue to vest and, as applicable, remain exercisable in accordance with their terms during the Term of the Consulting Agreement; Vesting of the equity awards will cease at the end of the Term and Consultant’s rights to exercise or otherwise acquire any vested shares shall be governed and controlled by the Equity Plan and the applicable grant documents (the “Equity Documents”).  All terms, conditions and limitations applicable to the equity awards will continue to be subject to the applicable Equity Documents.

Consultant will be reimbursed for expenses, including for reasonable travel (at cost), if approved in writing in advance by Client. Consultant will provide such reasonable receipts or other documentation of expenses as Client might request.
The parties have executed this Project Assignment as of the date first written above.

CLIENT:

Xencor, Inc.

By:	/s/ Bassil Dahiyat

	Name:	Bassil Dahiyat
	Title:	President & CEO

CONSULTANT:

/s/ Nancy Valente
Nancy Valente